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                                                                    Exhibit 5(a)


                                                           Charles A. Berardesco
                                             Managing Attoney, Corporate Finance
                                                     750 E. Pratt St. 17th floor
                                                  Baltimore, Maryland 21202-3106
                                                                    410-783-3011
                                                                410-783-3049 Fax
                                            Charles.berardesco@constellation.com

                                 August 4, 2003


Baltimore Gas and Electric Company
39 W. Lexington Street
Baltimore, Maryland  21201

Ladies and Gentlemen:

     This opinion is provided in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Baltimore Gas and Electric Company ("BGE") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, regarding, among other things: (i) the proposed issuance of junior subordinated debentures (the "Notes") by the Company to be issued in accordance with the provisions of an indenture between BGE and The Bank of New York, as trustee, which is incorporated by reference as an exhibit to the Registration Statement, and to be supplemented by a supplemental indenture thereto, the form of which is filed as an exhibit to the Registration Statement (collectively, the "Indenture") and
(ii) the proposed execution and delivery of a preferred securities guarantee agreement to be entered into between BGE and The Bank of New York, as trustee, the form of which is filed as an exhibit to the Registration Statement (the "Guarantee").

     I am the Managing Attorney, Corporate Finance, of Constellation Energy Group, Inc., the parent company of BGE. I am generally familiar with BGE's corporate history, properties, operations, Charter (including amendments, supplements, and restatements thereto), the issuance of its securities outstanding, and the indentures under which its debt is issued. In connection with this opinion, I have considered, among other things: (i) the Charter of BGE; (ii) the By-Laws of BGE; (iii) the Indenture under which the Notes will be issued; (iv) the corporate proceedings for the approval of the issuance and sale of the Notes and the execution and delivery of the Guarantee; (v) the Registration Statement; (vi) the Guarantee; (vii) the provisions of the Public Utility Holding Company Act of 1935, as amended; and (viii) such other documents, transactions, and matters of law as I deemed necessary in order to render this opinion.

     This opinion is subject to (i) the proper execution, authentication, and delivery of the Notes upon receipt of the purchase price; (ii) the qualification of the Indenture and the Guarantee under the Trust Indenture Act of 1939, as amended; (iii) the Registration Statement becoming effective under the Securities Act of 1933, as amended; and (iv) the approval of the Public Service Commission of Maryland for the issuance of the Notes and the execution and delivery of the Guarantee by BGE.



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Baltimore Gas and Electric Company
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     Based on the foregoing, I am of the opinion that:

     1. The Notes, when issued and delivered pursuant to the Indenture, will constitute legally issued and binding obligations of BGE, enforceable against BGE in accordance with their terms, except as enforcement may be limited by
(i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors' rights and remedies generally, and (ii) the application of general principles of equity.

     2. The Guarantee when executed and delivered by BGE, will constitute a legally binding obligation of BGE, enforceable against BGE in accordance with its terms except as enforcement may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws or equitable principles relating to or limiting creditors rights and remedies generally, and
(ii) the application of general principles of equity.

     I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

     This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto).


                                          Very truly yours,

                                          /S/ Charles A. Berardesco
                                          -------------------------------------
                                          Charles A.  Berardesco
                                          Managing Attorney, Corporate Finance